EXHIBIT 99.2

MPC CORPORATION

UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION

AS OF AND FOR THE NINE MONTHS ENDING SEPTEMBER 30, 2007.

(In thousands except share data)

Acquisition Overview

Pursuant to an Asset Purchase Agreement dated September 4, 2007, on October 1, 2007 (“Closing Date”), MPC Corporation (MPC), through our wholly-owned subsidiary MPC-Pro, LLC (“MPC-Pro”) purchased from Gateway Inc. (“Gateway”) and Gateway Technologies Inc., Gateway’s Professional Division, the portion of Gateway’s Consumer Direct Division that markets business-related products, and a portion of the Customer Care & Support department that provides technical services to customers of the Professional and Consumer Direct Divisions (collectively, the “Professional Business”).  The Professional Business is primarily engaged in the sale, resale and marketing of desktop computer systems, laptops, servers, networking gear and other peripherals, and replacement parts to educational institutions, government entities (federal, state and local), value-added resellers and certain other resellers, and small business sales generated by Gateway’s web and phone centers. The purchase included specified inventory, customer lists and customer relationships, and the sales, marketing, service and administrative functions supporting the Professional Business.   The acquisition included the purchase of all of the capital stock of Gateway Companies Inc. (“GCI”), and the membership interests of Gateway Professional, LLC (“GP”) and Gateway Pro Partners, LLC (“GCC”).

As consideration, MPC-Pro assumed certain warranty obligations and other obligations currently estimated at $66,353 and issued to Gateway a promissory note in the amount of $1,293. The promissory note bears interest at a rate of 8% and is repayable by April 1, 2008 in equal bi-monthly installments. In addition, we issued 5,602,454 shares of MPC Corporation common stock totaling approximately 19.9% of our outstanding common stock as of the Closing Date (the “MPC Common Shares”), and 249,171 shares of MPC Corporation Series B Preferred Stock convertible into 4,983,416 shares of our common stock (following approval by our shareholders permitting such conversion) representing the difference between (a) 19.9% of our outstanding common stock as of the Closing Date on a fully-diluted basis (excluding securities issued to our employees under our current employee equity plans) and (b) the number of shares of the MPC Common Shares (the “MPC Preferred Shares” and, together with the MPC Common Shares, the “MPC Shares.”)  In the event shareholder approval is not obtained within one year following closing, all outstanding shares of MPC Corporation Series B Preferred Stock must be redeemed by us at 1.5 times the closing price times the number of shares of our common stock into which the MPC Corporation Series B Preferred Stock is then convertible.

The MPC Common shares and MPC Corporation Series B Preferred Stock issued to Gateway were valued at $7,091 and $6,308, respectively, based on volume-weighted average of MPC's closing common stock price of $1.2657 per share over a six business day period, from August 30, 2007 through September 7, 2007. Such period included two business days prior to the date of the Asset Purchase Agreement on September 4, 2007 and two business days after our September 5, 2007 announcement of the transaction. The MPC Corporation Series B Preferred Stock was valued based on the common-equivalent number of shares that would be issued upon shareholder approval. In valuing the Series B Preferred Stock, management considered the guidance of EITF D-98 Classification and Measurement of Redeemable Securities. Under the terms of the Asset Purchase Agreement, Gateway has agreed to vote in favor of the conversion of the Series B Preferred Stock. In addition, management will vote in favor of the conversion and believes that, based on discussions with our significant investors, they will also vote in favor of the conversion. Management also believes that the cash redemption of the Series B Preferred Stock would be a significant financial strain to the company and be detrimental to our shareholders’ investment. Based on these factors, we believe it is very unlikely that shareholder approval of the conversion of the Series B Preferred Stock to common stock will not be obtained and shares redeemed in cash. Other features of the Series B Preferred Stock, such as the liquidation preference, were considered de minimis in the assessment of the value of the stock.

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As a condition to close under the Asset Purchase Agreement, MPC Corporation was to have raised at least $9,000 in additional cash and cash equivalents through the conversion of outstanding convertible securities, the exercise of warrants or the sale of additional equity securities, as measured relative to MPC’s cash and cash equivalents as of the September 4, 2007 date of the Asset Purchase Agreement.  This condition was modified to raising at least $8,000 under a Letter Agreement dated October 1, 2007 (the “Letter Agreement”) among the parties to the Asset Purchase Agreement.  In satisfaction of this condition, on October 1, 2007 we raised $8,300 from the exercise for cash of $1.10 warrants issued in connection with two private placement financings in September 2006 that included the issuance of convertible debentures.

In connection with the obligation under the Letter Agreement, two MPC Corporation investors, Crestview Capital Master LLC (“Crestview”) and Toibb Investment LLC (“Toibb”), intended to exercise their warrants and convertible debentures, but because of their large holdings, their beneficial ownership of our common stock, as defined in Rule 13d-3 as promulgated under the Securities Exchange Act of 1934, as amended, could have exceeded 9.99%.  As such, on October 1, 2007, we entered into an Amendment No. 1 to Convertible Debenture with each of Crestview and Toibb (the “Debenture Amendments”), pursuant to which their respective Convertible Debentures due on September 6, 2009 were amended such that the debentures were convertible into shares of Series A Preferred Stock.  Additionally, MPC and both Crestview and Toibb agreed that, upon the exercise of their warrants prior to the Closing, we would issue (i) common stock only to the extent that their beneficial ownership reaches 9.99% and (ii) the number of shares of MPC Corporation Series A Preferred Stock that will convert into a number of shares of MPC Corporation common stock equal to the difference between the number of shares of common stock such holder would receive if all of such holder’s warrants were exercised for our common stock and the number of shares of our common stock such holder actually received in order to avoid exceeding 9.99% beneficial ownership. Additionally, on October 1, 2007, we entered into an amendment to the Registration Rights Agreement dated as of September 6, 2006 with Crestview and Toibb such that the registration and other rights applicable to shares of common stock issuable upon conversion of the their debentures apply equally to the shares of common stock issuable on conversion of the Series A Preferred Stock issued pursuant to the Debenture Amendments.

In conjunction with the exercise of the $1.10 warrants and our obligations under the Letter Agreement, on October 1, 2007, 7,545,352 warrants were exercised, $12,080 in face value of convertible debentures were converted plus accrued interest and penalties thereon, and we issued 12,912,166 shares of MPC Corporation common stock and 626,546 shares of MPC Corporation Series A Preferred Stock. The MPC Corporation Series A Preferred Stock is convertible into 12,530,925 shares of MPC common stock.

On October 1, 2007, MPC-PRO and GCI (which was acquired by MPC-PRO in connection with the Professional Business, each entered into an Account Purchase Agreement with Wells Fargo.  Under these agreements, MPC-PRO and GCI may assign to Wells Fargo, and Wells Fargo may purchase from MPC-PRO and GCI, Accounts (as defined in the Agreements). Wells Fargo will advance to MPC-PRO and GCI 90% of the value of the purchased Accounts. Wells Fargo may adjust the advancement percentage at any time in its commercially reasonable discretion upon prior notice to MPC-PRO and GCI. MPC-PRO and GCI will pay fees equal to the Wells Fargo Prime Rate (as defined in the Agreements), plus 0.75% per annum (the “Wells Fargo Discount”) multiplied by the total amount of Accounts purchased and not yet paid by MPC-PRO and GCI customers, computed daily. Wells Fargo has the right to require that MPC-PRO re-purchase the Accounts in the event customers of MPC-PRO and GCI do not pay the receivable within a timeframe specified in the Account Purchase Agreements, if a material customer dispute arises or in the event of a default under the Account Purchase Agreements. The Account Purchase Agreements are subject to customary default provisions. Wells Fargo has discretion under the Account Purchase Agreements as to the accounts purchased and the percentage advanced after submission of the Accounts for approval. Wells Fargo is not obligated to buy any Account from MPC-PRO and GCI that Wells Fargo does not deem acceptable in its sole discretion. There is no minimum amount of Accounts to be purchased by Wells Fargo under the Account Purchase Agreements. The Account Purchase Agreements are for a term of three (3) years from November 14, 2006.

The foregoing description of the Gateway transaction is not complete and is qualified in its entirety by reference to the Asset Purchase Agreement, which was filed with the MPC’s Current Report on Form 8-K filed October 9, 2007.

Unaudited Pro Forma Financial Information

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Historically, the acquired Professional Business was comprised of components of the Gateway business and was not operated as a standalone business unit. Gateway did not allocate assets and liabilities to its segments or components. In addition, certain indirect costs, including general corporate overhead expenses, interest and income taxes had not been historically identified and accounted for in the financial records of the components comprising the Professional Business. Consequently, full separate financial statements did not exist. Pursuant to a letter dated August 30, 2007 (the “August 30, 2007 letter”) from the Securities and Exchange Commission (the “SEC”), the SEC stated that it would not object to MPC filing audited and unaudited Statements of Assets Sold and Liabilities Assumed and Statements of Revenues and Direct Expenses instead of full financial statements as required by Rule 3-05 of Regulation S-X. The SEC stated in the August 30, 2007 letter that the requirement for pro forma statements of operations would be waived if those presentations would require forward-looking information in order to meaningfully present the effects of the acquisition. Additionally, the SEC encouraged a presentation of forward-looking information regarding the revenues and expenses of the Professional Business as reorganized under the MPC’s corporate structure and management. Management has concluded that forward-looking information would be required to meaningfully present the pro forma effects of the acquisition upon the statements of operations, therefore only a pro forma balance sheet as of September 30, 2007 is provided in this Exhibit 99.2 to Current Report on Form 8-K/A. Forward-looking information regarding the revenues and expenses of the Professional Business as reorganized under the corporate structure and management of MPC is provided in lieu of pro forma statements of operations in Exhibit 99.3 to this Current Report on Form 8-K/A.The following unaudited pro forma condensed consolidated balance sheet and explanatory notes present how the consolidated balance sheet of MPC and the acquired assets and assumed liabilities of the “Professional Business” assuming the businesses were actually combined as of: September 30, 2007.

The unaudited pro forma combined financial information reflects the impact of MPC’s acquisition of assets and liabilities of Gateway’s Professional Business under the purchase method of accounting. Under this method of accounting, the acquired assets and assumed liabilities of the Professional Business are recorded by MPC at their estimated fair values as of the date the acquisition is completed. Independent valuation specialists are currently conducting analyses in order to assist management in determining the fair values of the selected assets and liabilities. The final work performed by the valuation specialists will be considered in the final determination by management of the fair market value of the acquired assets and assumed liabilities of the Professional Business.

The unaudited pro forma condensed consolidated balance sheet is based on preliminary estimates and assumptions. The data is presented for informational purposes only and is not intended to represent or be indicative of the consolidated financial condition of the proposed combined entity that would have been reported had the proposed acquisition been completed as of September 30, 2007, and should not be taken as representative of future consolidated financial condition.

The unaudited pro forma condensed combined balance sheet should be read in conjunction with the historical consolidated financial statements and accompanying notes contained in our Annual Report on Form 10-KSB/A as filed on April 6, 2007 for our fiscal year end December 31, 2007 and Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007.

The unaudited pro forma condensed consolidated balance sheet includes the entries to record the transaction costs incurred, consideration paid and, the acquired Professional Business assets and liabilities at estimated fair value. Additional adjustments have been made to include the effect of shareholder approval of the conversion of MPC Series B Preferred Stock into MPC common stock and the conversion of each of Toibb and Crestview’s Series A Preferred Stock to the extent their beneficial ownership is below 9.99% due to the impact of additional outstanding common stock from the Series B Preferred Stock conversion.

In addition, as explained in more detail in the accompanying notes to the unaudited pro forma combined consolidated financial information, the allocation of the purchase price reflected in the pro forma combined consolidated financial information is subject to adjustment and may vary from the actual purchase price allocation that will be recorded for the acquisition as of October 1, 2007.

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MPC CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2007.

(In thousands except share data)

	MPC	Gateway Professional	Pro-Forma Adjustments		Pro Forma	Shareholder Vote Adjustments		Post Shareholder Vote Pro Forma
ASSETS
Current Assets
Cash and cash equivalents	$ 1,077	$ 13	$ 8,299	{a}	$ 8,883			$ 8,883
			(506)	{g}
Restricted cash	4,033				4,033			4,033
Accounts receivable, net	24,908	4,038			28,946			28,946
Inventories, net	28,151	25,438	483	{b}	54,072			54,072
Prepaid maintenance and warranty costs	9,679				9,679			9,679
Other current assets	733	238			971			971
Total Current Assets	68,581	29,727	8,276		106,584	-		106,584

Non-Current Assets
Property and equipment, net	2,898	7,627			10,525			10,525
Goodwill	22,197		20,293	{b}	36,490			36,490
Acquired intangibles, net	8,750		24,000	{b}	38,750			38,750
Long-term portion of prepaid maintenance and warranty costs	1,419				1,419			1,419
Other assets	2,966		(391)	{d}	2,274			2,274
			175	{c}
			(476)	{g}
Total Non-Current Assets	38,230	7,627	43,601		89,458	-		89,458
TOTAL ASSETS	$ 106,811	$ 37,354	$ 51,877		$ 196,042	$ -		$ 196,042

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable	$ 28,691	$ 3,249			$ 31,940			$ 31,940
Accrued expenses	4,906		278	{g}	4,773			4,773
			(411)	{d}
Customer Prepayments		1,517			1,517			1,517
Accrued licenses and royalties	1,262				1,262			1,262
Current portion of accrued warranties	2,384	23,037	(624)	{e}	24,797			24,797
Current portion of deferred revenue	23,789	12,080	(228)	{f}	35,641			35,641
Other Current Liabilities		3,428			3,428			3,428
Notes payable and debt	30,685		1,293	{b}	31,978			31,978
Total Current Liabilities	91,717	43,311	308		135,336	-		135,336

Long Term Liabilities
Non-current portion of accrued warranties	1,756	18,098	(1,383)	{e}	18,471			18,471
Non-current portion of deferred revenue	20,269	7,317	(138)	{f}	27,448			27,448
Derivative warrant liability	3,939		(3,201)	{a}	738			738
Derivative financial instruments at fair value	13,529		(11,736)	{d}	1,793			1,793
Total Long Term Liabilities	39,493	25,415	(16,458)		48,450			48,450
TOTAL LIABILITIES	131,210	68,726	(16,150)		183,786	-		183,786

COMMITMENTS AND CONTINGENCIES

Preferred Stock, Series B at fair value	-	-	6,308	{b}	6,308	(6,308)	{h}	-
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Shareholders' Equity
Acquired Net Assets and Liabilities		(31,372)	31,372	{b}	-			-
Preferred Stock Series A	-		7,764	{d}	9,427	(697)	{i}	8,730
			1,663	{a}
Common Stock	64,804		4,383	{d}	86,115			93,120
			7,091	{b}
			9,837	{a}
						6,308	{h}
						697	{i}
Accumulated Deficit	(89,203)		(391)	{d}	(89,594)			(89,594)
Total Shareholders' Equity (Deficit)	(24,399)	(31,372)	61,719	-	5,948	6,308		12,256

TOTAL LIABILITIES AND EQUITY	$ 106,811	$ 37,354	$ 51,877		$ 196,042	$ -		$ 196,042

MPC CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2007.

(In thousands, except share data)

{a} To record the exercise of 7,545,352 warrants at $1.10 per share, the gross receipt of proceeds and issuance of 6,453,744 shares of MPC Common Stock and 54,580 shares of MPC Series A Preferred Stock.

{b} As consideration to Gateway, to reflect the issuance of 5,602,454 shares of MPC Common Stock and 249,171 shares of MPC Series B Preferred Stock convertible to 4,983,420 shares of MPC Common Stock at an estimated fair value per share of $1.2657. Additionally to record acquired intangible assets of $24,000 consisting of $22,500 in customer relationships and $1,500 in trademarks and to eliminate the historical net assets of the Professional Business.

Allocation of Purchase Price
Current Assets	$ 30,210
Goodwill	20,293
Intangibles	24,000
Property and Equipment	7,627
Other Assets	175
Total Assets Acquired	82,305

Current Liabilities	(42,459)
Long Term Liabilities	(23,894)

Total Purchase Price	$ 15,952
Total Purchase Price consists of:
Common Stock	$ 7,091
Series B Preferred Stock	6,308
Note Payable	1,293
Acquisition Costs	1,260
Total Consideration	$ 15,952

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Under the purchase method of accounting, the total estimated purchase price is allocated to the tangible and intangible acquired assets and assumed liabilities of the Professional Business, based on the fair values as of the completion of the acquisition. Independent valuation specialists are currently conducting a valuation in to assist management of MPC in determining the fair values of a significant portion of these assets. The preliminary work performed by the independent valuation has been considered in management’s estimates of the fair values reflected. As set forth by the guidance in SFAS No. 142 Goodwill and Other Intangible Assets, we regularly evaluate whether events and circumstances have occurred that indicate a possible impairment of goodwill.

The purchase price of $15,952 consists of 5,602,454 shares of MPC Common Stock and 249,171 shares of MPC Series B Preferred Stock convertible to 4,983,420 shares of MPC Common Stock issued to Gateway at an estimated fair value based on volume-weighted average of MPC's closing common stock price of $1.2657 per share over a six business day period, from August 30, 2007 through September 7, 2007. Such period included two business days prior to the date of the Asset Purchase Agreement on September 4, 2007 and two business days after our September 5, 2007 announcement of the transaction. Additionally, MPC issued a note payable of $1,293 consisting of the Final Net Inventory/Liability Statement as defined in the Asset Purchase Agreement. The Series B Preferred Stock is classified outside of permanent equity as per the guidance of EITF D-98 Classification and Measurement of Redeemable Securities because the redemption provisions are subject to the outcome of a shareholder vote and therefore is outside the control of MPC. Since the Series B Preferred Stock is conditionally redeemable from the outcome of the shareholders’ vote it is outside the scope of SFAS 150 “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” which would require classification as a liability.

{c} To record the debt financing fees associated with securing a Receivables Advance Facility with Wells Fargo Business Credit (WFBC). Under the Receivables Advance Facility, we may assign to Wells Fargo, and Wells Fargo may purchase from us, certain accounts receivable. Wells Fargo will advance us a percentage of the value of the purchased accounts. Wells Fargo is not obligated to purchase any accounts from us that Wells Fargo deems unacceptable in its sole discretion, and it is not required to purchase any minimum amount of accounts receivable from us.

{d} To reflect the conversion of the convertible debentures, accrued interest and penalties, the write off of related deferred finance costs of $391 and the issuance of 6,458,372 and 571,966 shares, respectively, of MPC Common Stock and Series A preferred stock.

{e} To record the fair market adjustment for the present value of the warranty liability per the guidance provided by SFAS 141 Business Combinations regarding loss contingencies. The assumed current market rate used was 9.28%, our weighted average cost of capital at September 30, 2007.

{f} To represent the fair market value adjustment of deferred revenues based on guidance provided by EITF 01-03 Accounting in a Business Combination for Deferred Revenue of an Acquiree. The analysis determined that MPC has a legal obligation to perform warranty services. Additionally, the fair market value is the expected cost to provide the service with a reasonable profit assumed.

{g} To reflect direct costs of the acquisition in the amount of $1,260, $506 that was paid on October 1, 2007; $476 in capitalized acquisition costs previously incurred, and $278 of estimated additional direct costs.

{h} Upon shareholder approval, to record the conversion of 249,171 shares of MPC Series B Preferred Stock into 4,932,416 shares of MPC Common Stock.

{i}To record the conversion of 46,925 shares of MPC Series A stock into 925,904 shares of MPC Common Stock from the automatic conversion of each of Toibb and Crestview’s Series A Preferred Stock to the extent their beneficial ownership is below 9.99% due to the impact of additional outstanding common stock from the Series B Preferred Stock conversion.

MPC and Gateway have agreed to elect to treat the acquisition of the Professional Business as an asset purchase by MPC for income tax purposes.  The book to tax differences from acquisition gave rise to deferred tax assets, primarily from accrued warranty liabilities.   However, these deferred tax assets did not satisfy the realization criteria under SFAS 109, primarily due to the MPC’s history of operating losses. Accordingly, a full valuation allowance will be recorded against the acquired deferred tax assets.

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